EXHIBIT 10.3a
EXHIBIT A
VOLCANO CORPORATION
GRANTEE RESTRICTION AGREEMENT
     THIS GRANTEE RESTRICTION AGREEMENT (the “Agreement”) is made and entered into as of between VOLCANO CORPORATION, a Delaware corporation (the “Company”), and (“Grantee”).
RECITALS:
     WHEREAS, Grantee owns as of the date hereof an option (the “Option”) granted by the Company to purchase all or any part of an aggregate of ( ) shares (the “Shares”) of the Common Stock of the Company at a price of ($ ) per Share. The term “Shares” refers to all shares acquired or which could be acquired pursuant to such Option and to all securities received in addition thereto or in replacement thereof, pursuant to or in consequence of any stock dividend, stock split, recapitalization, merger, reorganization, exchange of shares or other similar event.
     THE PARTIES AGREE AS FOLLOWS:
     1.     Company’s Right to Repurchase Upon Termination of Employment.
          1.1     Repurchase Right. The Shares shall be subject to a right (but not obligation) of repurchase in favor of the Company (the “Right of Repurchase”). If the Grantee ceases to be employed by or provide services to the Company or an affiliate for any reason whatsoever (the “Employment Termination”) before the Right of Repurchase expires in accordance with Schedule 1 hereto, the Company may purchase Shares subject to the Right of Repurchase at a purchase price per share equal to the purchase price per share paid by the Grantee for the Shares (exclusive of any taxes paid upon acquisition of the stock). The Grantee may not dispose of or transfer any Shares while such Shares are subject to the Right of Repurchase and any such attempted transfer shall be null and void. The Company’s rights under this Section 1.1 shall be freely assignable, in whole or in part.
          1.2     Repurchase Procedure. The Company’s Right of Repurchase shall terminate if not exercised by written notice from the Company to the Grantee within ninety (90) days from the date on which the Company learns of the Employment Termination. If the Company exercises its Right of Repurchase, the Grantee shall promptly endorse and deliver to the Company the stock certificates representing the Shares being repurchased, and the Company shall then pay promptly (but in no event later than ninety (90) days after the date of Employment Termination), pursuant to the provisions of Section 1.3 of this Agreement, the total repurchase price to the Grantee.
          1.3     Repurchase Payment. If, at the time of repurchase, any notes are outstanding which represent any portion of the total purchase price for Shares being so repurchased, the repurchase price shall be paid first by cancellation of any obligation for accrued but unpaid interest under such notes, next by cancellation of principal under such notes, and finally by payment of cash or check.
          1.4     Binding Effect. The Company’s Right of Repurchase shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any representative, executor, administrator, heir, or legatee of the Grantee.
     2.     Company’s Right of First Refusal Respecting Shares.
          2.1     Right of First Refusal. Subject to Section 2.5, in the event that the Grantee proposes to sell, pledge, or otherwise transfer any Shares, the Company shall have a right of first refusal (the “Right of First Refusal”) with respect to such Shares. Grantee shall give a written notice (the “Transfer Notice”) to the Company describing fully any proposed transfer of Shares, including the number of Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Grantee and by the proposed transferee. The Company shall have the right to purchase all, but not less than all, of the Shares subject to the Transfer Notice at a price per share equal to the lower of (i) the proposed per share transfer price, or (ii) the fair market value of a share of Common Stock of the Company, as most recently determined by the Board of Directors of the Company (the “Board”) prior to delivery of the Transfer Notice, by delivery of a notice of exercise of the Company’s Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s rights under this Section 2.1 shall be freely assignable, in whole or in part.
          2.2     Transfer of Shares. If the Company fails to exercise the Right of First Refusal within thirty (30) days from the date the Transfer Notice is delivered to the Company, the Grantee may, not later than ninety (90) days following delivery to the Company of the Transfer Notice, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Grantee, shall again be subject to the Right of First Refusal and shall require compliance by the Grantee with the procedure described in Section 2.1 of this Agreement. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of Shares on the terms set forth in the Transfer Notice; provided, however, in the event the Transfer Notice provides for payment for the Shares other than in cash, the Company shall have the option of paying for the Shares by the discounted cash equivalent of the consideration described in the Transfer Notice.
          2.3     Binding Effect of Right of First Refusal. The Company’s Right of First Refusal shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any transferee of Shares other than a transferee acquiring Shares in a transaction where the Company failed to exercise the Right of First Refusal (a “Free Transferee”) or a transferee of a Free Transferee.
          2.4     Termination of the Company’s Right of First Refusal. Notwithstanding anything in this Section 2, the Company shall have no Right of First Refusal, and Grantee shall have no obligation to comply with the procedures in Sections 2.1 through 2.3 after the earlier of (i) the Company’s initial registered public offering of Common Stock to the public generally, or (ii) the date ten (10) years after the date of this Agreement.

     2.5 Limitations to Rights. Without regard and not subject to the provisions of Section 2.1;
          (a)     The Grantee may sell or otherwise assign Shares to any or all of his ancestors, descendants, spouse, or members of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of his ancestors, descendants, spouse, or members of his immediate family, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of the Grantee under this Agreement with respect to the transferred securities.
          (b)     To the extent permitted by the Company, the Grantee may sell or transfer Shares in the first firmly underwritten public offering of securities of the Company registered under the Securities Act of 1933, as amended.
     3.     Involuntary Transfers. Subject to the provisions of Section 1 above, in the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (excluding upon death but including upon divorce or as a result of bankruptcy, attachment, levy execution, sequestration or garnishment) of all or any portion of the Shares by the record holder thereof, the Company shall have a right (but not an obligation) to acquire all or any of the Shares, and any such transferee shall be subject to and bound by the terms of this Section 3. Upon any such transfer, the transferee thereof shall immediately notify the Company in writing of such transfer. The right of the Company under this Section 3 to acquire any or all of the Shares so transferred shall terminate ninety (90) days following receipt of such notice from the transferee. If the Company elects to exercise such right as to any or all of the Shares, the Company shall notify the transferee in writing thereof within such ninety (90) day period, specifying therein the number of Shares to be so acquired (and, if less than all of the Shares so transferred, the specific Shares to be so acquired), accompanied by payment, in cash or by check, for the Shares being so acquired. The purchase price to be paid by the Company for the Shares to be so acquired shall be the sum of the fair market value per share thereof as of such date, as determined in good faith by the Board (which determination shall be final, binding and conclusive on the Company and the transferee). Upon receipt of the foregoing, the transferee shall promptly endorse and deliver to the Company the stock certificates representing the Shares being acquired by the Company pursuant hereto. The Company’s rights under this Section 3 shall be freely assignable, in whole or in part.
     4.     Stock Certificate Restrictive Legends. Stock certificates evidencing Shares may bear such restrictive legends as the Company and the Company’s counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:
“THE SECURITIES REPRESENTED HEREBY MAY BE SUBJECT TO A RIGHT OF REPURCHASE BY THE COMPANY, PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF SUCH SECURITIES RELATING TO SUCH SECURITIES.”
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RIGHT OF FIRST REFUSAL BY THE COMPANY PURSUANT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF SUCH SECURITIES RELATING TO SUCH SECURITIES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.”

     5.     Tax Matters. With respect to the exercise of an Option for unvested Shares, an election shall be filed by the Grantee with the Internal Revenue Service, within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code (the “Code”) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase. In the case of a Nonqualified Stock Option, this will result in a recognition of taxable income to the Grantee on the date of exercise, measured by the excess, if any, of the fair market value of the Shares, at the time the Option is exercised over the purchase price for the Shares. Absent such an election, taxable income will be measured and recognized by Grantee at the time or times on which the Company’s Right of Repurchase lapses. Grantee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit A for reference. Grantee acknowledges that it is Grantee’s sole responsibility and not the Company’s to file timely the election under Section 83(b), even if Grantee requests the Company or its representative to make this filing on Grantee’s behalf.
     6.      Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.
     7.      Damages. Grantee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Shares which is not in conformity with the provisions of this Agreement.
     8.      Governing Law and Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.
     9.      Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Grantee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:
                    VOLCANO CORPORATION
                    2870 Kilgore Road
                    Rancho Cordova, California 95670
                    Attention: Director of Human Resources
Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Grantee and related to this Agreement, if not delivered by hand, shall be mailed to Grantee’s last known address as shown on the Company’s books. Notices and communications shall be mailed by registered or certified mail, return receipt requested, postage prepaid. All notices related to this Agreement shall be deemed received upon delivery or, if mailed, within five (5) days after mailing in accordance with this Section 9.

     10.     Attorneys’ Fees. If any action or proceeding is brought by any party with respect to this Agreement or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation, including without limitation attorneys’ fees, court costs and expert witness fees, to be paid by the losing party, in such amount as may be determined by the court having jurisdiction of such action.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VOLCANO CORPORATION
By:

Name:	Scott Huennekens

Its:	President & Chief Executive Officer

     Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Grantee:

     Grantee’s spouse indicates by the execution of this Agreement his consent to be bound by the terms herein as to his interests, whether as community property or otherwise, if any, in the Shares.

Grantee’s Spouse:

SCHEDULE 1 OF THE
GRANTEE RESTRICTION AGREEMENT
     The Right of Repurchase (as defined in Section 1 of the Grantee Restriction Agreement) shall expire on the date of the one-year anniversary of the date of grant with respect to 25% of the total number of Shares acquired or to be acquired, and on the anniversary day of each month thereafter with respect to an additional 1/36th of the remaining (the “Vesting Schedule”). During any period of leave of absence by the Grantee, as approved by the President of the Company in his or her sole discretion, the Vesting Schedule shall be tolled until such time as the Grantee’s approved leave of absence terminates. In no event shall the period of tolling of the Grantee’s Vesting Schedule extend the termination date of the Option as set forth in Section 3 of the Nonqualified Option Grant Agreement.
     In the event of a Change in Control (as defined in the Volcano Corporation 2005 Equity Compensation Plan (the “Plan”)), unless the Company determines otherwise, the Shares shall be treated as Stock Awards (as defined in the Plan) for purposes of Section 11 of the Plan, and the restrictions and conditions on all outstanding Shares shall immediately lapse.

INITIALED BY:	Volcano Corporation

By:

Name: Scott Huennekens Its: President and Chief Executive Officer

Grantee:	______________________